UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017 (July 27, 2017)

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 27, 2017, Inland Residential Properties Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”), through IRESI Montgomery Mitylene, L.L.C., our indirect wholly-owned subsidiary (the “Mitylene Subsidiary”), acquired a fee simple interest in a 376,968 square foot apartment community known as the Verandas at Mitylene, located at 8850 Crosswind Circle, Montgomery, Alabama. The Mitylene Subsidiary purchased this property from Verandas at Mitylene, LLC, an unaffiliated third party, for $36.6 million, plus closing costs. The following table summarizes certain operating data with respect to the property (dollar amounts stated in millions, except for per unit amounts):

Property Name	Total Number of Units	Total Square Feet	Approx. Annualized Base Rent (1)(2)	Annualized Base Rent per Unit (1)(2)	Average Remaining Lease Term in Years (2)	Occupancy (2)
Verandas at Mitylene – Montgomery, AL	332	376,968	$3.3	$10,819	0.5	90.96%

(1) Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases.

(2) As of June 30, 2017.

We funded the purchase with the proceeds of a mortgage loan secured by the property, in an aggregate principal amount equal to approximately $21.9 million, and the remaining purchase price was funded with offering proceeds. The terms of the loan are discussed below under Item 2.03.

The property was constructed in 2007. As of June 30, 2017, no tenant occupied 10% or more of the rentable square footage of the property.

As of June 30, 2017, this property was 90.96% occupied, with approximately 302 residential units leased. The following table sets forth certain information with respect to the expiration of leases in place at the property as of June 30, 2017:

Year Ending December 31(1)	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(2)
2017	146	161,735	1,599,864	49%
2018	156	171,401	1,667,400	51%

(1) All of the current leases expire in either 2017 or 2018.

(2) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total units, and the average effective annual base rent per unit.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Base Rent Per Unit ($)
2012	93.37%	9,876
2013	93.67%	10,111
2014	93.98%	10,390
2015	90.36%	10,654
2016	89.46%	10,880

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of May 31, 2017, there were five and 10 competitive apartment complexes located within approximately three and five miles of the property, respectively (source: Environmental Systems Research Institute). As of May 31, 2017, within a five mile radius of the property the population was over 77,000 and the average household income within the same radius was over $84,000 per year (source: Environmental Systems Research Institute).

Real estate taxes assessed for the most recent fiscal year were approximately $227,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by an average tax rate of 3.65%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and improvements based upon estimated useful lives of 30 years and furniture, fixtures, equipment and site improvements for three to 15 years.

The information set forth above in this Item 2.01 does not purport to be complete in scope and is qualified in its entirety by the full text of the purchase agreement and related documents attached to this Current Report as Exhibits 10.1–10.6, which are incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an

Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2017, we, through the Mitylene Subsidiary, entered into a loan with Berkadia Commercial Mortgage LLC for approximately $21.9 million. The loan is secured by a first mortgage on Verandas at Mitylene. The loan bears interest at a fixed rate equal to 3.88% per annum. The maturity date on the loan is August 1, 2027. The loan requires monthly payments of interest only until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due. We may prepay the loan in full, but not in part, at any time (1) from July 27, 2017 until but not including February 1, 2027 upon payment of a prepayment premium equal to the greater of (a) 1% of the principal amount prepaid and (b) the yield maintenance amount calculated in accordance with the loan documents; (2) from February 1, 2027 until April 30, 2027 upon payment of a prepayment premium equal to 1% of the principal amount prepaid; and (3) from and after May 1, 2027 with no prepayment premium. Provided no principal payments were made during the term of the loan, approximately $21.9 million would be due and payable at the maturity date.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents. The loan documents also contain various customary events of default. If an event of default occurs under the loan, the lender may declare the entire loan to be immediately due and payable and invoke the power of sale immediately or at any time after such event of default occurs. In the event of a default, the Mitylene Subsidiary will be required to pay a default interest rate equal to 4% per annum above the interest rate.

We have guaranteed the obligations or liabilities of the Mitylene Subsidiary to lender for (i) the repayment of a portion of the indebtedness equal to any loss or damage suffered by the lender as a result of, among other things, (a) the Mitylene Subsidiary’s failure to pay to the lender upon demand after an event of default all rents collected by the Mitylene Subsidiary to which the lender is entitled under the security instrument and the amount of all security deposits collected by the Mitylene Subsidiary from tenants then in residence, subject to certain exceptions, (b) the Mitylene Subsidiary’s failure to apply all insurance proceeds and condemnation proceeds as required under the loan documents, subject to certain exceptions, (c) any willful act of material waste of the property by the Mitylene Subsidiary and (d) certain transfers of property that do not comply with the requirements of the loan documents, (ii) the repayment of all of the indebtedness upon the occurrence of certain events of default, including, among other things, fraud or intentional written material misrepresentation by the Mitylene Subsidiary and the Mitylene Subsidiary’s voluntary filing for bankruptcy, (iii) all costs and expenses incurred by the lender in enforcing the guaranty, (iv) the full and prompt payment and performance of, and compliance with, the Mitylene Subsidiary’s obligations under the loan documents relating to environmental matters and certain indemnifications and (v) the full and prompt payment and performance of, and compliance with, the Mitylene Subsidiary’s obligations under the loan documents relating to property improvement alterations.

The information set forth above in this Item 2.03 does not purport to be complete in scope and is qualified in its entirety by the full text of the loan documents. The Company will file the loan documents with the Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017.

Item 9.01	Financial Statements and Exhibits.

(a)       Financial statements of business acquired.

The required financial statements for the property described above will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report is filed.

(b)       Pro forma financial information.

The required pro forma financial information for the property described above will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report is filed.

(d)       Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated May 30, 2017, by and between Inland Real Estate Acquisitions, Inc. and Verandas at Mitylene, LLC
10.2	First Amendment to Purchase and Sale Agreement, dated June 12, 2017, by and between Inland Real Estate Acquisitions, Inc. and Verandas at Mitylene, LLC
10.3	Second Amendment to Purchase and Sale Agreement, dated July 6, 2017, by and between Inland Real Estate Acquisitions, Inc. and Verandas at Mitylene, LLC
10.4	Third Amendment to Purchase and Sale Agreement, dated July 19, 2017, by and between Inland Real Estate Acquisitions, Inc. and Verandas at Mitylene, LLC
10.5	Assignment and Assumption of Purchase and Sale Agreement, dated July 27, 2017, by and between Inland Real Estate Acquisitions, Inc. and IRESI Montgomery Mitylene, L.L.C.
10.6	Bill of Sale and Assignment and Assumption of Leases and Service Contracts, dated July 27, 2017, by and between IRESI Montgomery Mitylene, L.L.C. and Verandas at Mitylene, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	August 2, 2017	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated May 30, 2017, by and between Inland Real Estate Acquisitions, Inc. and Verandas at Mitylene, LLC
10.2	First Amendment to Purchase and Sale Agreement, dated June 12, 2017, by and between Inland Real Estate Acquisitions, Inc. and Verandas at Mitylene, LLC
10.3	Second Amendment to Purchase and Sale Agreement, dated July 6, 2017, by and between Inland Real Estate Acquisitions, Inc. and Verandas at Mitylene, LLC
10.4	Third Amendment to Purchase and Sale Agreement, dated July 19, 2017, by and between Inland Real Estate Acquisitions, Inc. and Verandas at Mitylene, LLC
10.5	Assignment and Assumption of Purchase and Sale Agreement, dated July 27, 2017, by and between Inland Real Estate Acquisitions, Inc. and IRESI Montgomery Mitylene, L.L.C.
10.6	Bill of Sale and Assignment and Assumption of Leases and Service Contracts, dated July 27, 2017, by and between IRESI Montgomery Mitylene, L.L.C. and Verandas at Mitylene, LLC